Michael K. Hair, P.C.
Attorney at Law
7407 E. Ironwood Court
Scottsdale, Arizona 85258

Telephone: (480) 443-9657

September 15, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:   El Capitan Precious Metals, Inc.
        Form S-8 Registration Statement

Ladies and Gentlemen:

  Attached for filing with the Commission on behalf of El Capitan Precious Metals, Inc. (the "Company") is a Form S-8 Registration Statement relating to the registration of 1,000,000 shares of Common Stock for issuance pursuant to an employment agreement and a consulting contract together with all required exhibits. A filing fee in the amount of $97.08 has been wire transferred to the SEC.

  Please direct any questions, requests for additional documentation or comments to the undersigned.

                                             Very truly yours,

                                             Michael K. Hair, P.C.

                                             By: /s/ Michael K. Hair
                                                 -------------------------------
                                                 Michael K. Hair, President

--------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on September 15, 2003
                                                      Registration No.333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        El Capitan Precious Metals, Inc.
             (Exact name of Registrant as specified in its charter)

           Nevada                                             88-0482413
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

7315 East Peakview Ave, Englewood, CO                             80111
(Address of Principal Executive Offices)                       (Zip Code)

                          Employee Compensation Plan &
                              Management Agreement
                            (Full title of the plan)

                               Charles C. Mottley
                                    President

                        El Capitan Precious Metals, Inc.
                             7315 E. Peakview Avenue
                            Englewood, Colorado 80111
                     (Name and address of agent for service)

                                 (303) 796-8940
          (Telephone number, including area code, of agent for service)

                                  With copy to:
                              Michael K. Hair, P.C.
                             7407 E. Ironwood Court
                            Scottsdale, Arizona 85258
                                 (480) 443-9657

Approximate Date of Commencement of Proposed Sale: As soon as practicable after the Registration Statement becomes effective.

-----------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
                                                       PROPOSED
                                           PROPOSED     MAXIMUM
                                OFFERING    MAXIMUM    AGGREGATE   AMOUNT OF
TITLE OF SECURITIES           AMOUNT TO BE PRICE PER   OFFERING  REGISTRATION
TO BE REGISTERED               REGISTERED    SHARE       PRICE       FEE
----------------------------- ------------ ---------  ---------- ------------
Common Stock, $.001 Par Value  1,000,000     $1.20    $1,200,000    $97.08
----------------------------- ------------ ---------  ---------- ------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.

THE PLAN

  This registration statement covers shares to be issued pursuant to an employment agreement and a management agreement (the "Plans") and El Capitan Precious Metals, Inc. (the "Registrant") will fund the Plans with up to 1,000,000 shares of its $.001 par value common stock (the "Stock"). The Plans are described in the agreements with the employee and consultant filed within as Exhibits 4.1 and 4.2. The Plans are not subject to the provisions of ERISA and the Plans have no administrators.

DESCRIPTION OF REGISTRANT'S SECURITIES

  The authorized capital stock of the Company consists of 50,000,000 shares of common stock ("Common Stock"), of which 15,665,000 shares were issued and outstanding on September 11, 2003. All presently outstanding shares are duly authorized, fully-paid and non-assessable.

  Each share of the Common Stock is entitled to one vote on all matters to be voted on by the shareholders, such as the election of certain directors and other matters that directly impact the rights of the holders of such class. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore. In the event of any dissolution, winding up or liquidation of the Company, the shares of Common Stock will share ratably in all the funds available for distribution after payment of all debts and obligations. The holders of Common Stock are subject to any rights that may be fixed for holders of preferred stock as designated upon issuance.

ISSUANCE OF SHARES

  The Registrant's President, Charles C. Mottley, has executed an employment agreement with the Registrant which requires the immediate issuance of 200,000 shares of the Registrant's common stock and shares to pay a monthly salary of $20,000, accruing from January 2003. The employee may participate in the Plan by electing to receive the Registrant's common stock for accrued and unpaid compensation at any time on the basis of one share at a price not less than one hundred percent (100%) of the last sale price of the Registrant's common stock on the date of conversion.

  A management consultant, Larry Lozensky, who is president of Gold and Minerals Co., Inc., has executed a management agreement with the Registrant which requires the Registrant to immediately issue 200,000 shares of the Registrant's common stock and to pay a monthly fee of $20,000, accruing retroactively from January 2003. The consultant may participate in the Plan by electing to receive Registrant's common stock for accrued and unpaid compensation at any time on the basis of one share at a price not less than one hundred percent (100%) of the last sale price of the Registrant's common stock on the date of conversion.

  The Stock will not be purchased in the open market.

RESALE RESTRICTIONS

  Since the Registrant does not satisfy the requirements for the use of Form S-3, the eligible employee and consultant, as controlling persons as Directors of Registrant's majority shareholder, are bound by the volume limitations of Rule 144, which prohibits sales of more than 156,650 shares of Registrant's common stock in any 90 day period under Rule 144.

ITEM 2.

  The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 , Current Report on Form 8-K filed on April 2, 2003, Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, Current Report on Form 8-K filed on May 16, 2003, Current Report on Form 8-K/A filed on May 30, 2003, Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 and all reports filed with the Securities and Exchange Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 2002 are incorporated by reference into this Prospectus. Copies of these documents are available to the eligible employee and consultant, without charge, upon written or oral request made to the Registrant at 7315 E. Peakview Avenue, Englewood, Colorado 80111, telephone number (303) 796-8940.

                                     PART I

                 INFORMATION REQUIRED IN THE REOFFER PROSPECTUS

ITEM 1.

THE PLAN

  This registration statement covers shares issued pursuant to an employment agreement and a management agreement (the "Plans"). El Capitan Precious Metals, Inc. (the "Registrant") funded the Plans with up to 1,000,000 shares of its $.001 par value common stock (the "Stock"). The Plans are described in the agreements with the employee and consultant filed within as Exhibits 4.1 and
4.2. The Plans are not subject to the provisions of ERISA and the Plans have no administrators.

DESCRIPTION OF REGISTRANT'S SECURITIES

  The authorized capital stock of the Company consists of 50,000,000 shares of common stock ("Common Stock"), of which 15,665,000 shares were issued and outstanding on September 11, 2003. All presently outstanding shares are duly authorized, fully-paid and non-assessable.

  Each share of the Common Stock is entitled to one vote on all matters to be voted on by the shareholders, such as the election of certain directors and other matters that directly impact the rights of the holders of such class. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore. In the event of any dissolution, winding up or liquidation of the Company, the shares of Common Stock will share ratably in all the funds available for distribution after payment of all debts and obligations. The holders of Common Stock are subject to any rights that may be fixed for holders of preferred stock as designated upon issuance.

ISSUANCE OF SHARES

  The Registrant's President, Charles C. Mottley, has executed an employment agreement with the Registrant which requires the immediate issuance of 200,000 shares of the Registrant's common stock and shares to pay a monthly salary of $20,000, accruing from January 2003. The employee may participate in the Plan by electing to receive the Registrant's common stock for accrued and unpaid compensation at any time on the basis of one share at a price not less than one hundred percent (100%) of the last sale price of the Registrant's common stock on the date of conversion.

  A management consultant, Larry Lozensky, who is president of Gold and Minerals Co., Inc., has executed a management agreement with the Registrant which requires the Registrant to immediately issue 200,000 shares of the Registrant's common stock and to pay a monthly fee of $20,000, accruing retroactively from January 2003. The consultant may participate in the Plan by electing to receive Registrant's common stock for accrued and unpaid compensation at any time on the basis of one share at a price not less than one hundred percent (100%) of the last sale price of the Registrant's common stock on the date of conversion.

RESALE RESTRICTIONS

  There are no resale restrictions on any purchaser of the shares from the employee or consultant.

ITEM 2.

  The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, Current Report on Form 8-K filed on April 2, 2003, Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, Current Report on Form 8-K filed on May 16, 2003, Current Report on Form 8-K/A filed on May 30,

2003, Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, and all reports filed with the Securities and Exchange Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 2002 are incorporated by reference into this Prospectus. Copies of these documents are available to the eligible employee and consultant, without charge, upon written or oral request made to the Registrant at 7315 E. Peakview Avenue, Englewood, Colorado 80111, telephone number (303) 796-8940.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

  The following documents are hereby incorporated by reference into this Registration Statement: (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002; Current Report on Form 8-K filed on April 2, 2003; Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003; Current Report on Form 8-K filed on May 16, 2003; Current Report on Form 8-K/A filed on May 30, 2003; Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003; and (b) all reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to December 31, 2002.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 78.751 of the Nevada General Corporation Law, as amended, applies to the Company and provides for the indemnification of officers and directors in specified instances. It permits a corporation, pursuant to a bylaw provision or in an indemnity contract, to pay an officer's or director's litigation expenses in advance of a proceeding's final disposition, and provides that rights arising under an indemnity agreement or bylaw provision may continue as to a person who has ceased to be a director or officer.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS.

  Exhibit Index located at Page 8.

ITEM 9. UNDERTAKINGS.

      (a)The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a) (3)of the Securities Act of 1933;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, and the State of Arizona, on September 15, 2003.

                                        El Capitan Precious Metals, Inc.

                                        By  /s/ Charles C. Mottley
                                            ------------------------------------
                                            Charles C. Mottley, President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

--------------------------  -------------------------------   ------------------
                             Capacity In
       Signature             Which Executed                            Date
--------------------------  -------------------------------   ------------------

/s/ Charles C. Mottley      President, (Principal Executive   September 15, 2003
----------------------      Officer) Treasurer (Principal
 Charles C. Mottley         Financial and Accounting
                            Officer); Sole Director
--------------------------  -------------------------------   ------------------

                                  EXHIBIT INDEX

---------- ---------------------------------------------------- ----------------
 Exhibit                                                        Method of Filing
 Number                 Description
---------- ---------------------------------------------------- ----------------
    4.1    Employment Agreement with Charles C. Mottley                *
---------- ---------------------------------------------------- ----------------

---------- ---------------------------------------------------- ----------------
    4.2    Consulting Agreement with Larry Lozensky                    *
---------- ---------------------------------------------------- ----------------

---------- ---------------------------------------------------- ----------------
     5     Opinion rendered by Michael K. Hair, P.C.,                  *
           counsel for the Registrant (including consent)
---------- ---------------------------------------------------- ----------------

-------------------------------------------------------------- -----------------

   23.1    Independent Auditors Consent of Hawkins Accounting          *
---------- ---------------------------------------------------- ----------------

---------- ---------------------------------------------------- ----------------
   23.2    Consent of Independent Certified Public                     *
           Accountants, Gelfond Hochstadt Pangburn, P.C.
---------- ---------------------------------------------------- ----------------

---------- ---------------------------------------------------- ----------------
   23.3    Acknowledgment of Independent Certified Public              *
           Accountants, Gelfond Hochstadt Pangburn, P.C.
---------- ---------------------------------------------------- ----------------

---------- ---------------------------------------------------- ----------------
   23.4    Consent of Counsel                                    See Exhibit 5
---------- ---------------------------------------------------- ----------------

* Filed herewith